Exhibit 99.1

ZS Pharma Announces Multiple Presentations from ZS003, a Phase 3 Trial of ZS-9, at the

American Society of Nephrology Annual Meeting

Coppell, Texas – October 30, 2014 – ZS Pharma (Nasdaq: ZSPH), a biopharmaceutical company developing novel treatments for kidney, cardiovascular, liver and metabolic disorders, today announced that data from ZS003, a pivotal Phase 3 trial of ZS-9 (sodium zirconium cyclosilicate), its investigational treatment for hyperkalemia, will be presented in multiple presentations at the American Society of Nephrology (ASN) Annual Meeting in Philadelphia, Pa. which is taking place from November 11 to 16, 2014.

ZS003 was a 753 patient, multicenter, randomized, double-blind, placebo-controlled trial that assessed the safety and efficacy of ZS-9 in treating patients with hyperkalemia, a life-threatening condition that is characterized by higher than normal levels of potassium (K+) in the blood serum.

The presentations listed below describe ZS-9’s ability to control potassium levels in patients with significant renal impairment, multiple comorbidities, and in ethnic subsets. In addition, posters illustrating onset of activity data in patients with severe hyperkalemia (as defined as serum potassium >6 mEq/L) and potentially beneficial changes in bicarbonate and blood urea nitrogen (BUN) will be presented. All ASN presentation details are as follows:

Oral Presentation

Title:	Phase 3, Multicenter, Randomized, Double-Blind, Placebo-Controlled Trial of Once-Daily ZS-9 for Treatment of Hyperkalemia: Achievement and Maintenance of K+ in Subgroup Analysis of Patients with Significant Renal Impairment and Diabetes

Presenter:	Wajeh Y. Qunibi, MD, Professor of Medicine, University of Texas Health Science Center at San Antonio, San Antonio, Texas

Session:	Monitoring and Treatment of Diabetic Nephropathy (4:30 p.m. to 6:30 p.m. ET)

Date:	Friday, November 14, 2014, 5:54 p.m. ET

Poster Presentations

Title:	Phase 3, Multicenter, Randomized, Double-Blind, Placebo-Controlled Trial of Once-Daily ZS-9 for Treatment of Hyperkalemia: Achievement and Maintenance of K+ in Subgroup Analysis of Patients with Significant Renal Impairment

Presenter:	Bhupinder Singh, MD, FASN, FNKF, Executive Director, Research and Medical Affairs, ZS Pharma, Inc.

Session:	CKD: Epidemiology and Outcomes II (10:00 a.m. to 12:00 p.m. ET)

Date:	Friday, November 14, 2014

Title:	A Pilot Evaluation of ZS-9 as a Potential Emergency Treatment for Hyperkalemia

Presenter:	W. Frank Peacock, MD, FACEP, Professor Associate Chair and Research Director Baylor College of Medicine, Houston, Texas

Session:	Dialysis: Epi, Outcomes, Trials - Cardiovascular II (10:00 a.m. to 12:00 p.m. ET)

Date:	Saturday, November 15, 2014

Title:	ZS-9 Effectively Reduces Potassium Levels in Hyperkalemic Diabetic Patients Who Have Both Renal Impairment and a History of Heart Failure

Presenter:	David K. Packham, MBBS(Hons), FRCP, FRACP, MD, Melbourne Renal Research Group, Royal Melbourne Hospital, Australia

Session:	Late Breaking Posters (10:00 a.m. to 12:00 p.m. ET)

Date:	Saturday, November 15, 2014

Title:	Once Daily ZS-9 for Treatment of Hyperkalemia: Achievement and Maintenance of Normokalemia in Black Patients in a Phase 3, Multicenter, Randomized, Double-Blind, Placebo-Controlled Trial

Presenter:	Mohamed A. El-Shahawy, MD, MPH, MHA, FASN, Clinical Professor of Medicine, Keck-USC School of Medicine, Director, Academic Medical Research Institute, Los Angeles, Calif.

Session:	Fluid, Electrolyte, and Acid-Base Disorders (10:00 a.m. to 12:00 p.m. ET)

Date:	Saturday, November 15, 2014

Title:	Effect of ZS-9 on Serum Bicarbonate and BUN in a Phase 3 Randomized, Double-Blind, Placebo-Controlled Trial

Presenter:	Simon D. Roger, MD, FRACP, Department of Renal Medicine, Gosford Hospital, Australia

Session:	Fluid, Electrolyte, and Acid-Base Disorders (10:00 a.m. to 12:00 p.m. ET)

Date:	Saturday, November 15, 2014

About ZS-9’s Clinical Development Program

The ZS-9 clinical program is designed to investigate the treatment of acute and chronic hyperkalemia, regardless of underlying cause. ZS Pharma has completed ZS003, a 753-patient Phase 3 study, which showed that ZS-9 rapidly reduced serum potassium in hyperkalemic patients to normal levels within the 48-hour Acute Phase and then controlled potassium in the normal range throughout the 12-day Extended Treatment Phase. In addition, the study provided evidence suggesting that ZS-9 is well tolerated with an adverse event profile similar to placebo. HARMONIZE, the Company’s second Phase 3 clinical trial of ZS-9, is a randomized, double-blind, placebo-controlled study that confirmed, over a longer treatment period, the positive results observed in ZS003. In conjunction with HARMONIZE, ZS Pharma is also conducting ZS004E, an extension study that will generate longer-term open-label safety and tolerability data in patients who participated in HARMONIZE. The Company is conducting an additional long-term safety study, ZS005, designed to evaluate the ability of ZS-9 to restore and maintain normal serum potassium levels in patients with hyperkalemia over at least one year of dosing. The Company plans to file a New Drug Application (NDA) with the United States Food and Drug Administration and a Marketing Authorization Application (MAA) with the European Medicines Agency in the first half of 2015.

About Hyperkalemia

Hyperkalemia, or higher than normal potassium levels (typically defined as a serum potassium level >5 mEq/L), is a potentially life-threatening metabolic condition that can lead to cardiac arrhythmia and sudden cardiac death. Hyperkalemia is characterized by abnormally high concentrations of potassium in the blood resulting from the inability of the kidneys to excrete potassium, impairment of mechanisms that transport potassium into cells, or a combination of both factors. The causes of hyperkalemia vary but the most common are chronic kidney disease (CKD), diabetes, heart failure (HF) and side effects from cardio-renal protective drug therapy, such as renin angiotensin aldosterone system (RAAS) inhibitors.

About ZS Pharma

ZS Pharma is a publicly-traded, specialty pharmaceutical company based in Coppell, Texas. ZS Pharma’s lead therapeutic candidate, ZS-9, is an investigational treatment for hyperkalemia that is being evaluated in late-stage clinical trials to demonstrate its ability to safely and effectively remove excess potassium from the blood and maintain normal potassium levels. ZS Pharma is also pursuing the discovery of additional drug candidates that utilize its novel selective ion-trap technology for the treatment of kidney and liver diseases. Additional information is available at www.zspharma.com.

Forward-Looking Statements

ZS Pharma cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “should,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward- looking statements include statements regarding the timing of potential regulatory submission and approval of the NDA and/or MAA for ZS-9. Inclusion of forward-looking statements should not be regarded as a representation by ZS Pharma that any of its plans will be achieved. Actual results may differ materially from those expressed or implied in this release due to the risk and uncertainties inherent in the ZS Pharma business, including, without limitation: the potential for clinical data to not meet pre-specified statistical endpoints, regulatory authorities to not approve an application for ZS-9; analysis of ongoing or future potential clinical trials, including safety-related data, may produce negative or inconclusive results, or may be inconsistent with clinical results achieved to date; the therapeutic and commercial value of ZS-9; and other risks described in ZS Pharma’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and ZS Pharma undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in ZS Pharma’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission August 14, 2014 and its other reports, which are available from the SEC’s website (http://www.sec.gov) and on ZS Pharma’s website (http://www.zspharma.com) under the heading “Investors”. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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ZS Pharma Contacts:
Adam Tomasi (Investors)	Denise Powell (Media)
ZS Pharma	Red House Consulting
650.458.4100	510.703.9491
atomasi@zspharma.com	denise@redhousecomms.com

Source: ZS Pharma